As filed with the Securities and Exchange Commission on July 9, 1998

                                                         Registration No. ______
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------

                              MODERN CONTROLS, INC.
             (Exact name of registrant as specified in its charter)

                 MINNESOTA                                 41-0903312
       (State or other jurisdiction of                  (I.R.S. Employer
       incorporation or organization)                 Identification No.)

          7500 BOONE AVENUE NORTH
           MINNEAPOLIS, MINNESOTA                            55428
  (Address of Principal Executive Offices)                 (Zip Code)
                             -----------------------

                              MODERN CONTROLS, INC.
                             1998 STOCK OPTION PLAN
                            (Full title of the plan)

                             -----------------------

                                 RONALD A. MEYER
                  VICE PRESIDENT -- FINANCE AND ADMINISTRATION,
                             TREASURER AND SECRETARY
                              MODERN CONTROLS, INC.
                             7500 BOONE AVENUE NORTH
                          MINNEAPOLIS, MINNESOTA 55428
                     (Name and address of agent for service)

                                 (612) 493-6370
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                   PROPOSED MAXIMUM        PROPOSED MAXIMUM
   TITLE OF SECURITIES         AMOUNT TO BE            OFFERING           AGGREGATE OFFERING         AMOUNT OF
     TO BE REGISTERED         REGISTERED (1)      PRICE PER SHARE (2)         PRICE (2)           REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.10 per share               400,000 shares            $6.875                $2,750,000              $812.00
==================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for the purpose of calculating the amount of the registration fee, the calculations are on the basis of the average high and low reported sales prices of the Registrant's Common Stock on July 7 1998, as reported by the Nasdaq National Market.
================================================================================

                                     PART II

                              INFORMATION REQUIRED
                          IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

              The following documents filed by Modern Controls, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement: (1) Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 0-9273); (2) Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 (File No. 0-9273); (3) all other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1997, and (4) the description of the Company's Common Stock contained in its Registration Statement on Form 8-A (File No. 0-9273), including any amendments or reports filed for the purpose of updating such description.

              All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered pursuant to this Registration Statement have been sold or that de-registers all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

              The consolidated financial statements of the Company incorporated by reference in this Registration Statement have been audited by KPMG Peat Marwick LLP, independent certified public accountants for the periods indicated in their report thereon which is incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1997. Such consolidated financial statements have been incorporated herein by reference in reliance upon the report of KPMG Peat Marwick LLP, given on the authority of that firm as experts in accounting and auditing. To the extent that KPMG Peat Marwick LLP audits and reports on the consolidated financial statements of the Company issued at future dates, and consents to the use of their report thereon, such consolidated financial statements will also be incorporated by reference in the Registration Statement in reliance upon their report and said authority as experts.

ITEM 4.       DESCRIPTION OF SECURITIES.

              Not applicable. The Company's Common Stock to be offered pursuant to this Registration Statement has been registered under Section 12 of the Exchange Act as described in Item 3 of this Part II.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

              Not Applicable.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

              Section 302A.521 of the Minnesota Business Corporation Act provides that a Minnesota business corporation shall indemnify any director, officer, employee or agent of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined) of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights.

              Article IV of the Company's Restated Articles of Incorporation provides that the Company shall, without condition or limitation, indemnify its present and former directors, officers, employees and agents to the fullest extent permitted by the Minnesota Business Corporation Act. In addition, Article V of the Company's Restated Articles of Incorporation, as amended, limits the personal liability of its directors to the fullest extent permitted by the Minnesota Business Corporation Act. The Company also maintains directors' and officers' liability insurance.

              The foregoing represents a summary of the general effect of the Minnesota Business Corporation Act and the Company's Articles of Incorporation for purposes of general description only.

ITEM 7.       EXEMPTIONS FROM REGISTRATION CLAIMED.

              No securities are to be offered or resold pursuant to this Registration Statement.

ITEM 8.       EXHIBITS.

EXHIBIT NO.
-----------

4.1 Composite Copy of Restated Articles of Incorporation of the Company, effective June 8, 1994, reflecting amendments effective July 23, 1987, June 28, 1991 and May 21, 1998 (Filed herewith electronically)

5.1 Opinion and Consent of Oppenheimer Wolff & Donnelly LLP (Filed herewith electronically)

23.1          Consent of Oppenheimer Wolff & Donnelly LLP (Included in Exhibit
              5.1)

23.2          Consent of KPMG Peat Marwick LLP (Filed herewith electronically)

24.1          Power of Attorney (Included on page II-5 of this Registration
              Statement)

99.1 Modern Controls, Inc. 1998 Stock Option Plan (Incorporated by reference to Company's Definitive Proxy Statement on Form 14A filed with the Commission on March 30, 1998 (File No. 0-9273))


ITEM 9.       UNDERTAKINGS.

       (a)    The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) To include, any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
              1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing previsions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on July 9, 1998.

                                  MODERN CONTROLS, INC.

                                  By: /s/  Ronald A. Meyer
                                      ------------------------------------------
                                      Ronald A. Meyer
                                      Vice President Finance and Administration,
                                      Secretary and Treasurer

                                POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William N. Mayer and Ronald A. Meyer, and each of them, as such person's true and lawful attorney-in-fact and agent, each with full powers of substitution and re-substitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on July 9, 1998 by the following persons in the capacities indicated.

SIGNATURE                     TITLE
---------                     -----

/s/ William N. Mayer          Chairman, Chief Executive Officer (Principal
-------------------------     Executive Officer) and Director
William N. Mayer

/s/ Robert L. Demorest        President and Director
-------------------------
Robert L. Demorest

/s/ Ronald A. Meyer           Vice President -- Finance and Administration,
-------------------------     Treasurer and Secretary (Principal Financial and
Ronald A. Meyer               Accounting Officer)

/s/ Daniel W. Mayer           Executive Vice President
-------------------------
Daniel W. Mayer

/s/ Richard A. Proulx         Director
-------------------------
Richard A. Proulx

/s/ Paul L. Sjoquist          Director
-------------------------
Paul L. Sjoquist

                              Director
-------------------------
Dean B. Chenoweth

                              Director
-------------------------
J. Leonard Frame

/s/ Thomas C. Thomas          Director
-------------------------
Thomas C. Thomas

                                INDEX TO EXHIBITS

NO.      ITEM                                     METHOD OF FILING
---      ----                                     ----------------

4.1      Composite Copy of Restated Articles of
         Incorporation of the Company, effective
         June 8, 1994, reflecting amendments
         effective July 23, 1987, June 28, 1991
         and May 21, 1998.......................  Filed herewith electronically.

5.1      Opinion and Consent of Oppenheimer Wolff
         & Donnelly LLP.........................  Filed herewith electronically.

23.1     Consent of Oppenheimer Wolff & Donnelly
         LLP....................................  Included in Exhibit 5.1.

23.2     Consent of KPMG Peat Marwick LLP.......  Filed herewith electronically.

24.1     Power of Attorney......................  Included on page II-5 of this
                                                  Registration Statement.

99.1     Modern Controls, Inc. 1998 Stock Option
         Plan...................................  Incorporated by reference to
                                                  Company's Definitive Proxy
                                                  Statement on Form 14A filed
                                                  with the Commission on March
                                                  30, 1998 (File No. 0-9273)